Exhibit 99.1

Social Life Network Announces Name Change on OTC Markets to Decentral Life, Inc.

GREENWOOD VILLAGE, CO, FEBRUARY 3, 2023 – Decentral Life, Inc. (OTC: WDLF), a Technology Business Incubator (TBI), previously named Social Life Network, Inc., is pleased to announce that, effective February 3, 2023, the Company’s name on the OTC Markets has changed to Decentral Life, Inc.

“We are pleased to have completed the name change from Social Life Network to Decentral Life, as it better reflects our current business model and future growth plans as a TBI operating in the Blockchain industry,” said Decentral Life CEO, Ken Tapp.

To learn more about Decentral Life and their business model, go to https://www.WDLF.ai

About Social Life Network and Decentral Life, Inc.

Decentral Life is a SaaS company providing blockchain and AI technology through license agreements, with a division of the company, Social Life Network, that operates a Technology Business Incubator (TBI) that provides tech start-ups with executive leadership and consulting, making it easier for start-up founders to focus on raising capital, perfecting their business model, and growing their customer base and usership.

Since the formation of the company in January of 2013, the TBI program has aided in the launch of niche industry social network and ecommerce marketplaces that service the tens of millions of business professionals and consumers in the residential real estate industry, the legal global cannabis industry, sports verticals including racket sports, golf, cycling, soccer, space exploration, motor sports, travel, hunting, fishing, camping, and roadway safety.

For more information about our TBI business model, please visit our website @ https://www.wdlf.ai/about-wdlf

Safe Harbor & Disclaimer

This information also contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified using the words “could”, “believe”, “anticipate”, “intend”, “estimate”, “expect”, “may”, “continue”, “predict”, “potential”, “possible,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this presentation. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations, and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations, or intentions will be achieved.

Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results may differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. No information in this press release should be construed as any indication whatsoever of actual future financial results, revenues, or stock price.

Todd Markey

Investor Relations

Decentral Life, Inc.

ir@WDLF.ai

1-855-933-3277